                                                                    Exhibit 99.2
                                                                    ------------

                        SELECTED FINANCIAL INFORMATION

  The selected financial information included below for Thermo Cardiosystems Inc. (the "Company") as of and for the fiscal years ended December 31, 1994, December 30, 1995 and December 28, 1996 has been derived from the Company's Consolidated Financial Statements, which have been audited by Arthur Andersen LLP, independent public accountants. The selected financial information included below for International Technidyne Corporation ("ITC") as of and for the fiscal year ended December 28, 1996 has been derived from ITC's Consolidated Financial Statements, which have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report included as part of Exhibit 99.1 to this Current Report on Form 8-K. The selected financial information for the combined Company as of and for the year ended December 28, 1996 and as of and for the three months ended March 30, 1996 and March 29, 1997 has not been audited but, in the opinion of the Company, includes all adjustments (consisting only of normal, recurring adjustments) necessary to present fairly such information in accordance with generally accepted accounting principles applied on a consistent basis. The results of operations for the three months ended March 27, 1997 are not necessarily indicative of results for the entire year.

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
                                                                                    COMBINED
                                                                      -------------------------------------
                          THERMO CARDIOSYSTEMS                 1996                THREE MONTHS ENDED (1)
                          --------------------  ---------------------------------- ------------------------
                              FISCAL YEAR
                          ---------------------
                                                   THERMO             CONSOLIDATED  MARCH 30,    MARCH 29,
                            1994        1995    CARDIOSYSTEMS   ITC       (1)         1996         1997
                          ---------- ---------- ------------- ------- ------------ -----------  -----------
                                             (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
STATEMENT OF INCOME DATA:
Revenues................  $  10,409  $   20,593   $ 29,970    $33,992   $ 63,962   $    15,405  $    14,902
                          ---------  ----------   --------    -------   --------   -----------  -----------
Costs and Operating
 Expenses:
 Cost of revenues.......      5,127       8,810     11,891     14,680     26,571         6,509        6,929
 Selling, general and
  administrative
  expenses..............      2,789       4,146      6,697      8,067     14,764         3,263        4,005
 Research and
  development expenses..      3,437       3,324      3,839      3,659      7,498         1,813        2,070
 Write-off of acquired
  technology............        --          --       4,909        --       4,909           --           --
                          ---------  ----------   --------    -------   --------   -----------  -----------
                             11,353      16,280     27,336     26,406     53,742        11,585       13,004
                          ---------  ----------   --------    -------   --------   -----------  -----------
Operating Income (Loss).       (944)      4,313      2,634      7,586     10,220         3,820        1,898
Interest and Other In-
 come, Net..............      3,869       5,264      6,136        --       6,136         1,402        1,175
                          ---------  ----------   --------    -------   --------   -----------  -----------
Income Before Provision
 for Income Taxes.......      2,925       9,577      8,770      7,586     16,356         5,222        3,073
Provision for Income
 Taxes..................      1,026       2,652      3,412      2,914      6,326         1,791        1,198
                          ---------  ----------   --------    -------   --------   -----------  -----------
Net Income..............  $   1,899  $    6,925   $  5,358    $ 4,672   $ 10,030   $     3,431  $     1,875
                          =========  ==========   ========    =======   ========   ===========  ===========
Earnings per Share......  $     .05  $      .19   $    .15              $    .25   $       .08  $       .05
                          =========  ==========   ========              ========   ===========  ===========
Weighted Average Shares.     36,930      37,273     36,569                39,925        40,905       40,256
                          =========  ==========   ========              ========   ===========  ===========
BALANCE SHEET DATA
 (AT END OF PERIOD):
Working Capital.........  $  44,121  $   60,383   $ 62,288    $ 3,040   $ 65,328   $    74,965  $    85,738
Total Assets............     94,864     106,186    107,121     17,857    124,978       126,083      127,089
Subordinated Convertible
 Obligations............     33,450      11,642        --         --         --         11,367          --
Shareholders' Investment     58,357      91,339     99,907     11,182    111,089       103,608      117,156
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(1) In May 1997, the Company acquired all of the outstanding common stock of ITC from Thermo Electron Corporation in exchange for the right to receive shares of the Company's common stock. The Company's results of operations as of and for the three months ended March 30, 1996 and March 29, 1997, and fiscal
    1996 include the results of operations of ITC shown on a consolidated basis to reflect the combined Company, accounted for in a manner similar to a pooling-of-interests.